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                                                                      EXHIBIT 11

                                   AMRE, INC.
               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
                                 (IN THOUSANDS)


                                                              Year Ended December 31,
                                                          --------------------------------
                                                            1993        1994       1995
                                                            ----        ----       ----
Common stock outstanding  . . . . . . . . . . . . . . .     13,280      12,850     12,850
Effect of purchase of treasury shares . . . . . . . . .       (476)         -          -
Effect of stock issued on exercise of
   stock options  . . . . . . . . . . . . . . . . . . .         84          -          53
Common stock equivalents  . . . . . . . . . . . . . . .        232         181         -
                                                          --------    --------   --------
Weighted average number of shares outstanding . . . . .     13,120      13,031     12,903
                                                          ========    ========   ========
